Exhibit 21

SUBSIDIARIES OF SENSIENT TECHNOLOGIES CORPORATION

Name	State or other jurisdiction of incorporation	% ownership (if less than 100%)
Corporate Group
Biolux Finance NV	Belgium
DC Flavours Limited	United Kingdom
Pointing Holdings Limited	United Kingdom
Pointing International Limited	United Kingdom
Sensient Finance (Alberta) Limited Partnership	Alberta
Sensient Finance Ireland Limited	Ireland
Sensient Finance Luxembourg S.à.r.l.	Luxembourg
Sensient Holding (Alberta) Limited Partnership	Alberta
Sensient Holding Company LLC	Delaware
Sensient Holding Luxembourg S.à.r.l.	Luxembourg
Sensient Holdings Malta Limited	Malta
Sensient Holdings UK	United Kingdom
Sensient Technologies Holding Company LLC	Delaware
Sensient Technologies Holding Deutschland GmbH	Germany
Sensient Technologies Limited	United Kingdom
Sensient Technologies Luxembourg S.à.r.l.	Luxembourg
Sensient Wisconsin L.L.C.	Wisconsin
Universal Holdings Cayman	Cayman Islands
Flavors & Fragrances Group
Flavor Burst, Inc.	Illinois
Provamil NV	Belgium
Sensient Costa Rica S.r.l.	Costa Rica
Sensient Essential Oils Germany GmbH	Germany
Sensient Flavors Belgium NV	Belgium
Sensient Flavors Biolux NV	Belgium
Sensient Flavors Canada Inc.	Canada
Sensient Flavors Central America S.A.	Costa Rica
Sensient Flavors & Fragrances GmbH & Co KG	Germany
Sensient Flavors & Fragrances SAS	France
Sensient Flavors GmbH	Germany
Sensient Flavors International, Inc.	Indiana
Sensient Flavors Italy S.r.l.	Italy
Sensient Flavors Limited	United Kingdom
Sensient Flavors LLC	Delaware
Sensient Flavors Mexico, S.A. de C.V.	Mexico
Sensient Flavors Real Estate S.p.A.	Italy
Sensient Flavors Scandinavia AB	Sweden
Sensient Flavors Strasbourg	France
Sensient Flavors Wales Limited	United Kingdom
Sensient Fragrances Guatemala, S.A.	Guatemala
Sensient Fragrances Mexico, S.A. de C.V.	Mexico
Sensient Fragrances SA	Spain
Sensient Holding I BV	Netherlands
Sensient Holding II BV	Netherlands
Sensient Holding III BV	Netherlands
Sensient Technologies Colombia Ltda.	Colombia
Sensient Vermogensvertwaltungs Gmbh	Germany
Dehydrated Flavors Division
Inter-Agro U.S.A., Inc.	Illinois
Sensient Dehydrated Flavors Canada, Inc.	Canada
Sensient Dehydrated Flavors BV	Netherlands
Sensient Dehydrated Flavors LLC	Delaware
Sensient Dehydrated Flavors (Qingdao) Co. Ltd.	China
Sensient Dehydrated Flavors SAS	France
Color Group
LCW	France
LCW-Les Colorants Wackherr do Brasil Ltda.	Brazil	50%
LCW Polska Ltd.	Poland	60%
Pointing Canada Limited	Canada
Pointing Chemicals Limited	United Kingdom
Pointing Color Inc.	Delaware
Pointing Limited	United Kingdom
Sensient Colors Canada Ltd.	Canada
Sensient Colors Inc.	New York
Sensient Colors S.A. de C.V.	Mexico
Sensient Colors SA	Argentina
Sensient Colors South Africa (Pty.) Limited	South Africa
Sensient Colors UK Ltd.	United Kingdom
Sensient Food Colors Czech Republic, s.r.o.	Czech Republic
Sensient Food Colors France	France
Sensient Food Colors Germany GmbH	Germany
Sensient Food Colors Hungary KFT	Hungary
Sensient Food Colors Italy S.r.l.	Italy

SUBSIDIARIES OF SENSIENT TECHNOLOGIES CORPORATION

Name	State or other jurisdiction of incorporation	% ownership (if less than 100%)
Color Group (Continued)
Sensient Food Colors L.P.	Missouri
Sensient Food Colors Poland Sp. z.o.o	Poland
Sensient Food Colors Romania Srl	Romania
Sensient Food Colors SMN d.o.o.	Serbia & Montenegro
Sensient Food Colors The Netherlands B.V.	Netherlands
Sensient Imaging Technologies GmbH	Germany
Sensient Imaging Technologies Inc.	California
Sensient Imaging Technologies SA	Switzerland
Sensient Imaging Technologies, S.A. de C.V.	Mexico
Sensient Imaging Technologies Spain, S.L.	Spain
Sensient Technologies Brazil Ltda.	Brazil
Sensient Technologies Real Estate GmbH	Germany
Societe Civile Immobiliere Griseda	France
Asia Pacific Group
PT Sensient Technologies Indonesia	Indonesia
Sensient India Private Limited	India
Sensient Technologies Asia Pacific Pte Ltd	Singapore
Sensient Technologies Australia Pty Ltd	Australia
Sensient Technologies Corp. (China) Ltd.	China
Sensient Technologies Corporation (Japan)	Japan
Sensient Technologies Hong Kong Limited	Hong Kong
Sensient Technologies (Philippines), Inc.	Philippines
Sensient Technologies (Thailand), Ltd.	Thailand